SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                         _______________


                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported): May 3, 2000


                     REYNOLDS METALS COMPANY
                     -----------------------
     (Exact name of Registrant as specified in its charter)




      Delaware                      001-01430          54-0355135
      --------                      ---------          ----------
(State or Other Jurisdiction       (Commission        (IRS Employer
  of Incorporation)                File Number)   Identification Number)




6601 West Broad Street, P.O. Box 27003, Richmond, Virginia      23261-7003
----------------------------------------------------------      ----------
       (Address of Principal Executive Offices)                 (Zip Code)


                         (804) 281-2000
                         --------------
      (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

     On May 3, 2000, the merger of Reynolds Metals Company ("Reynolds") and Alcoa Inc. ("Alcoa") was completed pursuant to the Agreement and Plan of Merger, dated as of August 18, 1999 (the "Merger Agreement"), among Alcoa, RLM Acquisition Corp., a wholly owned subsidiary of Alcoa, and Reynolds. The merger resulted in a change in control of Reynolds.

     Under the Merger Agreement, on closing of the merger, RLM Acquisition Corp. was merged with and into Reynolds, and Reynolds became wholly owned by Alcoa. As a result of the merger, each share of Reynolds common stock outstanding at the effective time of the merger was converted into the right to receive 1.06 shares of Alcoa common stock.

     A copy of the press release dated May 3, 2000 issued by Alcoa announcing the completion of the merger is attached hereto as Exhibit 99 and by this reference made a part hereof.

     As a result of the completion of the merger, the 2000 Annual
Meeting of Stockholders of Reynolds scheduled for June 15, 2000 will not be held.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS.

         c)  Exhibits.

             Exhibit 99     Alcoa Inc. Press Release dated May 3, 2000


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
                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              REYNOLDS METALS COMPANY



                              By:  D. MICHAEL JONES
                                 ---------------------------
                                   D. Michael Jones
                                   Senior Vice President and
                                    General Counsel

Dated:  May 15, 2000


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
                        INDEX TO EXHIBITS


Exhibit No.                       Description
-----------                       -----------

Exhibit 99                 Alcoa Inc. Press Release dated May 3, 2000



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